[DAISYTEK LOGO]

FOR IMMEDIATE RELEASE

Contact: MARK C. LAYTON                                    CRAIG MCDANIEL, APR
         President, Chief Executive Officer and            Michael A. Burns &
         Chief Operating Officer                             Associates
         Daisytek International Corporation                (214) 521-8596
         mlayton@daisytek.com                              cmcdaniel@mbapr.com
         or THOMAS J. MADDEN
         Vice President - Finance and Chief Financial Officer
         Daisytek International Corporation
         tmadden@daisytek.com
         (972) 881-4700


           DAISYTEK'S E-COMMERCE LOGISTICS BUSINESS, PFSWEB, FILES IPO

PLANO, TEXAS (SEPT. 23, 1999) - PFSweb, Inc., the e-commerce logistics business unit of Daisytek International Corporation (Nasdaq: DZTK), announced today that it has registered with the Securities and Exchange Commission for a proposed initial public offering (IPO) of the common stock of PFSweb, Inc.

         PFSweb is an international provider of transaction management services for both traditional and e-commerce companies. PFSweb's comprehensive suite of services includes order management, customer care services, billing services, information management and distribution services. PFSweb has operations in the United States, Canada and Europe.

         The representatives of the underwriters of the offering are Hambrecht & Quist LLC, Dain Rauscher Wessels, William Blair & Company, LLC, and Jefferies & Company, Inc.

         A written prospectus may be obtained from Thomas J. Madden at PFSweb, Inc., 500 North Central Expressway, Plano, Texas 75074.


                                      # # #


A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. Securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification of the securities law of any such state.